UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

VOCERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35469	94-3354663
(Commission File Number)	(IRS Employer Identification No.)

525 Race Street, San Jose, CA	95126
(Address of principal executive offices)	(Zip Code)

(408) 882-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0003 par value	VCRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this report under the headings “Indenture”, “Capped Call Transactions” and “2023 Notes Repurchase Transactions” is incorporated by reference into this Item 1.01.

The net proceeds from the offering of the Notes (as defined below) were approximately $193.9 million after deducting the Initial Purchasers’ discount and estimated offering expenses payable by Vocera Communications, Inc. (the “Company”). The Company used approximately $15.5 million of the net proceeds to pay the cost of the capped call transactions described below. In addition, the Company used approximately $103.4 million of the net proceeds, together with approximately 1.3 million shares of the Company’s common stock, to repurchase approximately $102.9 million aggregate principal amount of its 2023 notes (the “2023 Notes”). The Company intends to use the remaining net proceeds from this offering for working capital and other general corporate purposes, which may include funding research and development, increasing working capital, acquisitions or investments in complementary businesses, products or technologies and capital expenditures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and Indenture described in Item 8.01 of this report are incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this report under the headings “Purchase Agreement”, “Indenture”, and “2023 Note Repurchase Transactions” is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

Purchase Agreement

On March 9, 2021, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC and Piper Sandler & Co., as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the Company’s sale of $200.0 million aggregate principal amount of its 0.50% Convertible Senior Notes due 2026 (the “Notes”) to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Initial Purchasers have an option under the Purchase Agreement to purchase up to an additional $30.0 million aggregate principal amount of Notes through April 11, 2021. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes and the shares of the Company’s common stock (“Common Stock”) issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Initial Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company and/or its affiliates, for which they received or will receive customary fees and expenses. For instance, the Company negotiated the note repurchase transactions described under the heading “2023 Note Repurchase Transactions” through one of the Initial Purchasers and/or its affiliates or exchange agent. In the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve the Company’s securities and/or its instruments. Certain of the Initial Purchasers or their affiliates may manage accounts that are holders of the Notes. As a result, such Initial Purchasers of affiliates of the applicable Initial Purchasers may receive a portion of the net proceeds from this offering. The Initial Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indenture

The Notes were issued pursuant to an Indenture, dated as of March 12, 2021 (the “Indenture”), between the Company and U.S. Bank, National Association, as trustee. The Notes are unsecured, unsubordinated obligations of the Company. The Notes will bear interest of 0.50% per year payable semi-annually in arrears. The Notes mature on September 15, 2026, unless converted, redeemed or repurchased in accordance with their terms prior to such date. The Company may not redeem the Notes prior to March 20, 2024.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

1)	default by the Company in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

2)

default by the Company in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

3)

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three business days;

4)

failure by the Company to give a fundamental change notice, notice of a make-whole fundamental change or a notice of a specified corporate event, in each case, at the time and in the manner provided in the Indenture;

5)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company;

6)

failure by the Company for a period of 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its agreements contained in the Notes or the Indenture;

7)

an event of default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $45,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary:

i.	resulting in such indebtedness becoming or being declared due and payable in full, or

ii.

constituting a failure to pay the principal or interest of any such indebtedness when due and payable in full at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

And in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the indenture;

8)	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries.

The Notes are convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at an initial conversion rate of 16.6272 shares of Common Stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $60.14 per share of Common Stock (which represents a conversion premium of approximately 35.0% above the last reported sale price of the Common Stock on The New York Stock Exchange on March 9, 2021), subject to adjustment.

Holders of the Notes may convert all or any portion of their Notes prior to the close of business on the business day immediately preceding June 15, 2026, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•

during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of that ten day consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on such trading day;

•	if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day prior to the applicable redemption date; or

•	upon the occurrence of specified corporate events.

On or after June 15, 2026, holders of the Notes may convert all or any portion of their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, regardless of the foregoing conditions.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) or during a redemption period (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company may not redeem the Notes prior to March 20, 2024. The Company may redeem for cash all or any portion of the notes (subject to the partial redemption limitation (as defined in the Indenture)), at its option, on or after March 20, 2024 if the last reported sale price of Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a redemption notice at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Capped Call Transactions

On March 9, 2021, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with each of Royal Bank of Canada, Credit Suisse Capital LLC, Bank of Montreal, Barclays Bank PLC and/or their respective affiliates (the “Capped Call Counterparties”). If the Initial Purchasers exercise their option to purchase additional Notes, we expect to use a portion of the net proceeds from the sale of such additional Notes to enter into additional capped call transactions with the Capped Call Counterparties. The Capped Call Transactions cover, subject to customary adjustments, the number of shares of Common Stock that initially underlie the Notes. The cap price of the Capped Call Transactions is initially $77.96, representing a premium of approximately 75% over the per share closing price of $44.55 per share of Common Stock on the New York Stock Exchange on March 9, 2021, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions are expected generally to reduce the potential dilution to holders of Common Stock upon conversion of the Notes, with such reduction subject to a cap based on the cap price.

In connection with establishing their initial hedges of the Capped Call Transactions, the Company expects the Capped Call Counterparties and/or their respective affiliates to purchase shares of Common Stock and/or enter into various derivative transactions with respect to the Common Stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Notes at that time.

In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or purchasing or selling the Common Stock in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so on each exercise date of the Capped Call Transaction, which are expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes, or following any termination of any portion of the Capped Call Transactions in connection with any repurchase, redemption or early conversion of the Notes). This activity could also cause or avoid an increase or decrease in the market price of the Common Stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Notes, and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

A copy of the form of the Capped Call Transaction confirmation is attached hereto as Exhibit 99.1 and is incorporated by reference. The description of the Capped Call Confirmations contained in this Form 8-K is qualified in its entirety by reference to Exhibit 99.1.

2023 Notes Repurchase Transactions

Contemporaneously with the pricing of the Notes, the Company has entered into separate and individually negotiated transactions with certain holders of its 2023 Notes to use approximately $103.4 million of the net proceeds from the offering of the Notes, together with approximately 1.3 million shares (the “Exchange Shares”) of the Common Stock, to repurchase approximately $102.9 million in aggregate principal amount of the 2023 Notes on terms negotiated with each holder. The Exchange Shares are being offered in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. The Exchange Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company expects that holders of the 2023 Notes who exchange their 2023 Notes that have hedged their equity price risk with respect to the 2023 Notes (the “hedged holders”) may have entered into or unwound various derivatives with respect to the Common Stock (including entering into derivatives with one or more of the initial purchasers in the offering of the Notes or their respective affiliates) and/or purchased shares of Common Stock concurrently with, or shortly after, the pricing of the Notes. This activity could have affected the market price of the Common Stock and the initial conversion price of the Notes. The amount of Common Stock purchased by the hedged holders may have been substantial in relation to the historic average daily trading volume of the Common Stock. The Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or the Common Stock.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Indenture dated March 12, 2021 between Vocera Communications, Inc. and U.S. Bank, National Association (including form of Global Note).

99.1	Form of Capped Call Transaction Confirmation.

104	The cover page on this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

March 12, 2021	By:	/s/ Justin R. Spencer
Justin R. Spencer
Executive Vice President and Chief Financial Officer